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                                                                    EXHIBIT 1(b)

                              GOLDMAN SACHS TRUST

                AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                -----------------------------------------------

     WHEREAS, Section 7.3 of the Agreement and Declaration of Trust of Goldman Sachs Trust (the "Trust") dated September 24, 1987, as amended, (the "Declaration") provides that the Declaration may be amended from time to time by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to a vote of a majority of the then Trustees);

     WHEREAS, Section 7.3 also provides that any such amendment having the purpose of changing the name of the Trust or the name of any Series of Units theretofore established and designated, or establishing and designating new Series of Units of the Trust, shall not require authorization by Unitholder vote;

     RESOLVED, that the Agreement and Declaration of Trust of Goldman Sachs Trust dated September 24, 1987, as amended (the "Declaration") be further amended as contemplated in Section 7.3 thereof (1) by changing the name of the existing Series of Units of the Trust known as "GS Short-Intermediate Government Fund" to "GS Short-Term Government Agency Fund", and (2) by changing the name of the existing Series of Units of the Trust known as "GS Global Bond Fund" to "GS Global Income Fund"; and

     FURTHER RESOLVED, that the president, any Vice President, the Secretary, the Assistant Secretary, the Treasurer and the Assistant Treasurer of the Trust be, and they each hereby are, severally authorized to execute an instrument in writing effecting the aforesaid amendment and to cause the same to be filed wherever in the discretion of such officer such filing is appropriate.

     NOW, THEREFORE, the undersigned, Michelle S. Lenzmeier, being the duly elected, appointed and serving Secretary of the Trust, hereby amends the Declaration by changing the name of the existing Series of Units of the Trust known as "GS Short-Intermediate Government Fund" to "GS Short-Term Government Agency Fund" and by changing the name of the existing Series of Units of the Trust known as "GS Global Bond Fund" to "GS Global Income Fund", and certifies that such amendment has been duly adopted.

     WITNESS my hand this 23rd day of April, 1991.

                              GOLDMAN SACHS TRUST

                                    Michelle S. Lenzmeier
                              ----------------------------
                              Michelle S. Lenzmeier
                                    Secretary of the Trust
STATE OF NEW YORK   )
                    )  SS
COUNTY OF NEW YORK  )

     Then personally appeared the above-named Michelle S. Lenzmeier and acknowledged this instrument to be her free act and deed this 23rd day of April, 1991.

                                    Melissa Dolan
                              -------------------------------------
                              Notary Public
                              My commission expires:  Melissa Dolan
                                               Notary Public State of NY
                                               No. 01001843325
                                               Commission Expires April 13, 1993